Filed Pursuant to Rule 424(b)(5)
Registration No. 333-163605

Prospectus Supplement
(To Prospectus Dated December 18, 2009)

Hudson Highland Group, Inc.

4,200,000 Shares of Common Stock

We are offering 4,200,000 shares of our common stock.

Our common stock is listed on the NASDAQ Global Market under the symbol “HHGP.” On March 30, 2010, the last reported sale price of our common stock was $4.81 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement.

	Per Share	Total
Public offering price	$4.35	$18,270,000

Underwriting discount	$0.26	$1,092,000

Proceeds, before expenses, to us	$4.09	$17,178,000

The underwriter has a 30-day option to purchase up to 630,000 additional shares from us on the same terms set forth above to cover over-allotments, if any.

We expect the shares will be ready for delivery on or about April 6, 2010.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Sole Book-Running Manager

Baird

The date of this prospectus supplement is March 30, 2010.

Table of Contents

Prospectus Supplement

Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriter has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriter is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information in this prospectus supplement and the accompanying prospectus is current as of the date such information is presented. Our business, financial condition, results of operations and prospects may have changed since those dates.

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About This Prospectus Supplement

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined.

This prospectus supplement includes a discussion of risk factors and other special considerations applicable to this particular offering of securities. This prospectus supplement, and the information incorporated herein by reference, may also add, update or change information in the accompanying prospectus. You should read both this prospectus supplement and the accompanying prospectus together with additional information described under the heading “Where You Can Find More Information.” If there is any inconsistency between the information in the prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

In this prospectus supplement, “we,” “us,” and “our” refer to Hudson Highland Group, Inc. and its subsidiaries, except where the context otherwise requires or as otherwise indicated.

All references in this prospectus supplement to our consolidated financial statements include, unless the context indicates otherwise, the related notes. The market data included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including growth rates and information relating to our relative position in the industries we serve, are based on internal surveys, market research, publicly available information and industry publications. Although we believe that such independent sources are reliable, we have not independently verified the information contained in them. All foreign currencies are translated using the current exchange rate for assets and liabilities and the weighted average exchange rate for the period for the consolidated statement of operations items.

Cautionary Statement Concerning Forward-looking Statements

 This prospectus supplement and the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our management’s judgment regarding future events. In many cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “plan,” “expect,” “anticipate,” “estimate,” “believe,” “predict,” “intend,” “potential” or “continue” or the negative of these terms or other words of similar import, although some forward-looking statements are expressed differently. All statements other than statements of historical fact included in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, regarding our financial position or future performance, business strategy and plans or objectives for future operations are forward-looking statements. We cannot guarantee the accuracy of the forward-looking statements, and you should be aware that results and events could differ materially and adversely from those contained in the forward-looking statements due to a number of factors, including:

■	the impact of global economic fluctuations including the recent economic downturn;
■	the ability of clients to terminate their relationship with us at any time;
■	risks in collecting our accounts receivable;
■	implementation of our cost reduction initiatives effectively;
■	our history of negative cash flows and operating losses may continue;

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■	our limited borrowing availability under our credit facility, which may negatively impact our liquidity;
■	restrictions on our operating flexibility due to the terms of its credit facility;
■	fluctuations in our operating results from quarter to quarter;
■	risks relating to our international operations, including foreign currency fluctuations;
■	risks related to our investment strategy;
■	risks and financial impact associated with dispositions of underperforming assets;
■	our heavy reliance on information systems and the impact of potentially losing or failing to develop technology;
■	competition in our markets and our dependence on highly skilled professionals;
■	our exposure to employment-related claims from both clients and employers and limits on related insurance coverage;
■	our dependence on key management personnel;
■	volatility of stock price;
■	the impact of government regulations;
■	financial impact of audits by various taxing authorities; and
■	restrictions imposed by blocking arrangements.

We urge you to consider these factors and to review carefully the section captioned “Risk Factors” in this prospectus supplement, as well as the other factors described in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, for a more complete discussion of the risks associated with an investment in our common stock. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. The forward-looking statements included in this prospectus supplement and the accompanying prospectus are made only as of their respective dates, and we undertake no obligation to update these statements to reflect subsequent events or circumstances.

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Summary

The information below is only a summary of more detailed information included elsewhere in or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary may not contain all the information that is important to you or that you should consider before making a decision to invest in our common stock. Please read this entire prospectus supplement and the accompanying prospectus, including the risk factors, as well as the information incorporated by reference in this prospectus supplement and the accompanying prospectus, carefully.

Hudson Highland Group, Inc.

General Overview

We are one of the world’s largest specialized professional staffing and talent management solutions providers. We provide professional staffing services on a permanent and contract consulting basis and a range of talent management services to businesses operating in many industries. We help our clients in recruiting and developing employees for professional-level functional and managerial positions.

Our Business

We are organized into three reportable segments: Hudson Americas, Hudson Europe and Hudson Asia Pacific. These reportable segments constituted approximately 16%, 47% and 37% of our gross margin, respectively, for the year ended December 31, 2009.  Our three regional businesses provide professional contract consultants, permanent recruitment services and talent management services to a wide range of clients.

With respect to temporary and contract personnel, we focus on providing candidates with specialized functional skills and competencies, such as accounting and finance, legal and information technology. The length of a contract assignment can vary, but engagements at the professional level tend to be longer than those in the general clerical or industrial sectors. With respect to permanent recruitment, we focus on mid-level executives and professionals typically earning between $50,000 and $150,000 annually and possessing the professional skills and/or profile required by clients. We provide permanent recruitment services on both a retained and contingent basis. In larger markets, our sales strategy focuses on both clients operating in particular industry sectors, such as financial services or technology, and candidates possessing particular professional skills, such as accounting and finance, information technology, legal and human resources. We use both traditional and interactive methods to select potential candidates for our clients, employing a suite of products that assesses talent and helps predict whether a candidate will be successful in a given role.

Certain of our regional businesses also provide organizational effectiveness and development services through their talent management units. These services encompass candidate assessment, competency modeling, leadership development, performance management, and career transition.  Our organizational effectiveness and development services enable us to offer clients a comprehensive set of management services across the entire employment life-cycle from attracting, assessing and selecting best-fit employees to engaging and developing those individuals to help build a high-performance organization.

Hudson Americas operates from 30 offices in the United States and Canada, with 96% of its 2009 gross margin generated in the United States. Hudson Europe operates from 39 offices in 14 countries, with 41% of its 2009 gross margin generated in the United Kingdom. Hudson Asia Pacific operates from 17 offices in 4 countries, with 66% of its 2009 gross margin generated in Australia.

Corporate expenses are reported separately from the three reportable segments and pertain to certain functions, such as executive management, corporate governance, human resources, accounting, administration, tax and treasury that are not attributable to the reportable segments.

Our Strategy

Our corporate strategy is to continue to build upon our position as a leader in the professional staffing markets through global growth, innovation and capture of market share.  We intend to succeed in our strategy and grow our business through the following initiatives:

•
Capitalize on our position as a leading provider of specialized staffing, recruitment and talent management in a number of high-demand areas including IT, Finance and Accounting, Legal and Sales/Marketing

•	Further leverage our global reach to capture new business and customize our solutions to address local needs

•	Build upon our market-leading brands in various geographies, including Australia/New Zealand, the U.K., Belgium, the Americas, and Singapore and China

•	Drive profitability improvements through infrastructure rationalization completed in 2008 and 2009

•	Further penetrate related markets with our high-value solutions focused on deep specialization, including talent management

Recent Developments

We are seeing strong revenue recovery trends in the first quarter of 2010 in the United Kingdom and China and in the United States legal practice compared to the same period last year.  We continue to benefit from the restructuring actions we took in 2009.

We expect our major markets – the United Kingdom, the United States legal practice, Australia/New Zealand, China, the Netherlands and Belgium – to deliver positive operating performance for the first quarter of 2010.  We expect our consolidated revenue to be in the range of $173 million to $179 million for the first quarter of 2010, an increase of 5% to 8% compared to the same period last year.

Corporate Information

Our principal executive offices are located at 560 Lexington Avenue, New York, New York, 10022 and our telephone number is (212) 351-7300. Our website address is www.hudson.com. The information contained on our website is not part of this prospectus supplement or the accompanying prospectus.

The Offering

The summary below describes some of the terms of this offering. For a more complete description of our common stock, see “Description of Capital Stock” in the accompanying prospectus.

Issuer	Hudson Highland Group, Inc.

Common stock offered	4,200,000 shares

Over-allotment option	630,000 shares

Common stock to be outstanding after this offering	31,518,895 shares. If the underwriter exercises its over-allotment option in full, we will issue an additional 630,000 shares, which will result in 32,148,895 shares outstanding.

Use of proceeds	We intend to use the net proceeds from this offering for general corporate and working capital purposes.

See the “Use of Proceeds” section of this prospectus supplement for additional information.

Dividend policy
We have not paid any cash dividends on our common stock and currently intend to retain any earnings to fund our working capital needs and growth opportunities and to repay indebtedness. Our credit agreement prohibits us from declaring or paying any dividends on our common stock.

NASDAQ Global Market symbol	HHGP

Risk factors
Investing in our common stock involves substantial risks. You should carefully consider all the information in or incorporated by reference in this prospectus supplement and the accompanying prospectus prior to investing in our common stock. In particular, we urge you to carefully consider the factors set forth under “Risk Factors.”

The number of shares outstanding after the offering is based on 27,318,895 shares outstanding as of March 22, 2010.

The number of shares of common stock to be outstanding after this offering excludes:

•	1,763,250 shares of common stock issuable upon the exercise of stock options outstanding at a weighted average exercise price of $12.79 per share as of December 31, 2009;

•	1,416,018 shares of common stock reserved for future grants under our stock incentive plan as of December 31, 2009; and

•	116,329 shares of common stock reserved for future purchases under our employee stock purchase plan as of December 31, 2009.

Summary Consolidated Financial Data

We derived the summary consolidated financial statement data for the years ended December 31, 2007, 2008 and 2009 set forth below from our audited consolidated financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus. You should read the information presented below together with our consolidated financial statements, the notes to those statements and the other financial information incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Year Ended December 31,
(In thousands, except per share data)	2009	2008	2007

Revenue	$691,149	$1,079,085	$1,170,061
Direct costs	430,696	624,099	673,621
Gross margin	260,453	454,986	496,440
Operating Expenses:
Salaried and related	204,097	325,774	342,332
Office and general	66,713	90,110	93,110
Marketing and promotion	6,824	16,919	18,752
Acquisition-related expenses	–	–	5,299
Depreciation and amortization	12,543	14,662	14,377
Business reorganization and integration expenses	18,180	11,217	3,575
Goodwill and other impairment charges(1)	1,549	67,087	–
Total operating expenses	309,906	525,769	477,445
Operating (loss) income	(49,453)	(70,783)	18,995
Other income (expense):
Interest, net	(694)	1,099	629
Other, net	1,444	3,269	3,423
(Loss) income from continuing operations before provision for income taxes	(48,703)	(66,415)	23,047
(Benefit from) provision for income taxes	(5,750)	6,681	17,519
(Loss) income from continuing operations	(42,953)	(73,096)	5,528
Income (loss) from discontinued operations, net of income taxes	2,344	(1,222)	9,453
Net (loss) income	$(40,609)	$(74,318)	$14,981
Earnings (loss) per share:
Basic
(Loss) income from continuing operations	$(1.65)	$(2.90)	$0.22
Income (loss) from discontinued operations	0.09	(0.05)	0.37
Net (loss) income	$(1.56)	$(2.95)	0.59
Diluted
(Loss) income from continuing operations	$(1.65)	$(2.90)	$0.21
Income (loss) from discontinued operations	0.09	(0.05)	0.37
Net (loss) income	$(1.56)	$(2.95)	$0.58

Basic weighted average shares outstanding:	26,036	25,193	25,274
Diluted weighted average shares outstanding:	26,036	25,193	25,914

	As of December 31,
(In thousands)	2009	2008

Consolidated Balance Sheet Data:
Working capital	$62,212	$89,568
Total assets	181,944	230,953
Total debt	10,456	5,307
Total stockholders’ equity	76,260	107,992

(1)
The results for the year ended December 31, 2009 included an impairment charge of $1,669 related to goodwill associated with the Tong Zhi (Beijing) Consulting Service Ltd. and Guangzhou Dong Li Consulting Service Ltd. acquisition. The results for the year ended December 31, 2008 included impairment charges related to goodwill of $64,495, a write down of long-term assets of $2,224 and impairment charges related to intangible assets of $368.

Risk Factors

You should carefully consider the risk factors set forth below as well as the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus before investing in our common stock. Any of the following risks could materially and adversely affect our business, financial condition or results of operations. In such a case, you may lose all or part of your investment. The risks described below are not the only risks facing us. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially adversely affect our business, financial condition or results of operations.

Risks Related to Our Business

Our operations will be affected by global economic fluctuations, including the global economic conditions prevailing during 2009.

Demand for our services fluctuates with changes in economic conditions in the markets in which we operate. Those conditions include slower employment growth or reductions in employment, as is being experienced at the present time. We have limited flexibility to reduce expenses during economic downturns due to some overhead costs which are fixed in the short-term. Furthermore, we may face increased pricing pressures during economic downturns. During the 2009 economic downturn, many employers in our operating regions reduced their overall workforce to reflect the reduced demand for their products and services. The global weakness impacted virtually all of our markets and, as a result, our 2009 financial results were below the financial results of 2008. Despite indications of improving economic conditions in the later part of 2009, the economic recovery is in its early stages and the potential for further decline in economic activity remains possible. lf this were to occur, it could have a material adverse effect on our business, financial condition and results of operations.

Our revenue can vary because, in most cases, our clients can reduce their level of use of our services or terminate their relationship with us at any time with limited or no penalty.

We provide professional mid-market staffing services on a temporary assignment-by-assignment basis, which clients can generally terminate at any time or reduce their level of use when compared to prior periods. Our professional recruitment business is also significantly affected by our clients’ hiring needs and their views of their future prospects. Clients may, on very short notice, reduce or postpone their recruiting assignments with us and, therefore, affect demand for our services.  Given the current economic conditions, many companies may decrease their spending on projects and staffing, including our clients who may terminate or reduce their level of services with us, which could have a material adverse effect on our business, financial condition and results of operations.

We face risks in collecting our accounts receivable.

In virtually all of our businesses, we invoice customers after providing services, which creates accounts receivable.  Delays or defaults in payments owed to us could have a significant adverse impact on our business, financial condition and results of operations.  Factors that could cause a delay or default include, but are not limited to, business failures, turmoil in the financial and credit markets, and global economic conditions. Given current economic conditions, we are particularly susceptible to delays or defaults in payment by our customers.

We have had periods of negative cash flows and operating losses that may recur in the future.

We have experienced negative cash flows and shown operating and net losses in the past. For example, our cash flows from operations were negative during 2009 and we had operating and net losses for the years ended December 31, 2009 and 2008. We cannot provide any assurance that we will have positive cash flows or operating profitability in the future, particularly to the extent the global economy is slow to recover from the global economic downturn. If our revenue declines or if operating expenses exceed our expectations, we may not be profitable and may not generate positive operating cash flows.

We have limited borrowing availability under our credit facilities, which may negatively impact our liquidity.

Extensions of credit under our primary credit facility, as amended  (the “Credit Agreement”), with Wells Fargo Foothill Inc. and our lending arrangements in Europe are permitted based on a borrowing base, which is an agreed percentage of eligible accounts receivable, less required reserves, letters of credit and outstanding borrowings. If the amount or quality of our accounts receivable deteriorates, then our ability to borrow under these credit facilities will be directly affected. Our lenders can impose other conditions, such as payroll and other reserves at any time without prior notice to us and these actions would reduce the amounts available to us under the credit facilities. We cannot provide assurance that we will be able to borrow under these credit facilities if we need money to fund working capital or other needs.

If sources of liquidity are not available or if we cannot generate sufficient cash flows from operations, then we may be required to obtain additional sources of funds through additional operating improvements, capital markets transactions, asset sales or financing from third parties, or a combination thereof and, under certain conditions, such transactions could substantially dilute the ownership of existing stockholders. We cannot provide assurance that the additional sources of funds will be available, or if available, would have reasonable terms, particularly in light of current credit market conditions.

Our credit facility restricts our operating flexibility.

Our Credit Agreement contains various restrictions and covenants that restrict our operating flexibility including:

•	prohibitions on payments of dividends;

•	restrictions on our ability to make additional borrowings, or to consolidate, merge or otherwise fundamentally change our ownership; and

•	limitations on capital expenditures, investments, dispositions of assets, guarantees of indebtedness, permitted acquisitions and repurchases of stock.

These restrictions and covenants could have important consequences for investors, including the need to use a portion of our cash flow from operations for debt service rather than for our operations, restrictions on our ability to incur additional debt financing for future working capital or capital expenditures, a lesser ability to take advantage of significant business opportunities, such as acquisition opportunities, or to react to market conditions by selling lesser-performing assets.

In addition, a default or amendment or waiver to our Credit Agreement to avoid a default may result in higher rates of interest and impact our ability to obtain additional borrowings. For example, the amendment to our Credit Agreement that we entered into on December 30, 2008 to eliminate a minimum quarterly EBITDA covenant resulted in higher interest rates and a reduction in the amount that we may borrow under the Credit Agreement.  Finally, debt incurred under our Credit Agreement bears interest at variable rates. Any increase in interest expense could reduce the funds available for operations.

Our operating results fluctuate from quarter to quarter and therefore quarterly results cannot be used to predict future periods’ results.

Our operating results fluctuate quarter to quarter primarily due to the vacation periods during the first quarter in the Asia Pacific region and the third quarter in the Americas and Europe regions. Demand for our services is typically lower during traditional national vacation periods when clients are on vacation.

We face risks relating to our international operations.

We conduct operations in more than twenty countries and face both translation and transaction risks related to foreign currency exchange. For the year ended December 31, 2009, approximately 85% of our gross margin was earned outside of the United States. Our financial results could be materially affected by a number of factors particular to international operations. These include, but are not limited to, difficulties in staffing and managing international operations, operational issues such as longer customer payment cycles and greater difficulties in collecting accounts receivable, changes in tax laws or other regulatory requirements, issues relating to uncertainties of laws and enforcement relating to the regulation and protection of intellectual property, and currency fluctuation. If we are forced to discontinue any of our international operations, we could incur material costs to close down such operations.

Regarding the foreign currency risk inherent in international operations, the results of our local operations are reported in the applicable foreign currencies and then translated into U.S. dollars at the applicable foreign currency exchange rates for inclusion in our financial statements. In addition, we generally pay operating expenses in the corresponding local currency. Because of devaluations and fluctuations in currency exchange rates or the imposition of limitations on conversion of foreign currencies into U.S. dollars, we are subject to currency translation exposure on the revenue and income of our operations in addition to economic exposure. Our consolidated U.S. dollar cash balance could be lower because a significant amount of cash is generated outside of the United States. This risk could have a material adverse effect on our business, financial condition and results of operations.

Our investment strategy subjects us to risks.

From time to time, we make investments, including acquisitions, as part of our growth plans. We may not be able to find suitable investments, or the investments we make may not perform as expected because they are dependent on a variety of factors, including our ability to effectively integrate acquired personnel and operations, our ability to sell new products and services, and our ability to retain the clients of acquired firms or gain new clients. Furthermore, we may need to borrow more money from lenders or sell equity or debt securities to the public to finance future investments and the terms of these financings may be adverse to us.

We face risks associated with our dispositions of underperforming or non-core assets.

We have disposed of several non-core businesses since the third quarter of 2006. We have retained liabilities of some of these businesses and may be responsible for certain potential indemnification claims by the purchasers. We may not be able to settle the liabilities at the recorded value in our financial statements and indemnification claims may adversely affect our financial results. Further, we may have risks associated with our ability to effectively restructure our operations following these dispositions.

If we are unable to effectively implement our cost reduction initiatives, including outsourcing, our ability to compete could be adversely impacted and our regional operations could be disrupted.

We have undertaken a series of cost reduction initiatives. In 2009, we initiated a number of structural cost reduction and productivity improvement initiatives in our operations to reduce costs and improve profitability. Our future profitability depends upon our continued success in achieving anticipated cost reductions. The impact of these cost reduction actions on our revenue, operating results and cash flows may be influenced by factors including our ability to successfully complete these ongoing efforts and our ability to generate the level of cost savings we expect or that are necessary to enable us to effectively compete in the staffing industry.

On January 30, 2009, we entered into an agreement with a company located in India to outsource certain back-office processes performed in our Australia and New Zealand regional business. The processes that were outsourced are invoicing, accounts payable, accounts receivable and transactional accounting. The efficient operation of that regional business is dependent on the stability of the Indian political environment. Substantially all of the specially-trained employees at the Indian company are Indian nationals. Because substantially all of the named operations have been transferred, it may not be possible to replace the Indian-based employees in another location, should operations at this Indian company be disrupted. This could impact the operational efficiency of that regional business.

We rely on our information systems, and if we lose that technology or fail to further develop our technology, our business could be harmed.

Our success depends in large part upon our ability to store, retrieve, process, and manage substantial amounts of information, including our client and candidate databases. To achieve our strategic objectives and to remain competitive, we must continue to develop and enhance our information systems. This may require the acquisition of equipment and software and the development, either internally or through independent consultants, of new proprietary software. Our inability to design, develop, implement and utilize, in a cost-effective manner, information systems that provide the capabilities necessary for us to compete effectively, or any interruption or loss of our information processing capabilities, for any reason, could harm our business, financial condition and results of operations.

Our markets are highly competitive.

The markets for our services are highly competitive. Our markets are characterized by pressures to reduce prices, provide high levels of service, incorporate new capabilities and technologies and accelerate job completion schedules. Furthermore, we face competition from a number of sources. These sources include other executive search firms and professional search, staffing and consulting firms. Several of our competitors have greater financial and marketing resources than we do. Due to competition, we may experience reduced margins on our products and services, and loss of market share and our customers. If we are not able to compete effectively with current or future competitors as a result of these and other factors, our business, financial condition and results of operations could be materially adversely affected.

We have no significant proprietary technology that would preclude or inhibit competitors from entering the mid-market professional staffing contract and consulting markets. We cannot provide assurance that existing or future competitors will not develop or offer services and products that provide significant performance, price, creative or other advantages over our services. In addition, we believe that, with continuing development and increased availability of information technology, the industries in which we compete may attract new competitors. Specifically, the increased use of the Internet may attract technology-oriented companies to the professional staffing industry. We cannot provide assurance that we will be able to continue to compete effectively against existing or future competitors. Any of these events could have a material adverse effect on our business, financial condition and results of operations.

We may be exposed to employment-related claims, legal liability and costs from both clients and employers that could adversely affect our business, financial condition or results of operations, and our insurance coverage may not cover all of our potential liability.

We are in the business of employing people and placing them in the workplaces of other businesses. Risks relating to these activities include:

•	claims of misconduct or negligence on the part of our employees;

•	claims by our employees of discrimination or harassment directed at them, including claims relating to actions of our clients;

•	claims related to the employment of illegal aliens or unlicensed personnel;

•	claims for payment of workers’ compensation claims and other similar claims;

•	claims for violations of wage and hour requirements;

•	claims for retroactive entitlement to employee benefits;

•	claims of errors and omissions of our temporary employees, particularly in the case of professionals;

•	claims by taxing authorities related to our independent contractors and the risk that such contractors could be considered employees for tax purposes;

•	claims related to our non-compliance with data protection laws, which require the consent of a candidate to transfer resumes and other data; and

•	claims by our clients relating to our employees’ misuse of client proprietary information, misappropriation of funds, other misconduct, criminal activity or similar claims.

We are exposed to potential claims with respect to the recruitment process. A client could assert a claim for matters such as breach of a blocking arrangement or recommending a candidate who subsequently proves to be unsuitable for the position filled. Similarly, a client could assert a claim for deceptive trade practices on the grounds that we failed to disclose certain referral information about the candidate or misrepresented material information about the candidate. Further, the current employer of a candidate whom we place could file a claim against us alleging interference with an employment contract. In addition, a candidate could assert an action against us for failure to maintain the confidentiality of the candidate’s employment search or for alleged discrimination or other violations of employment law by one of our clients.

We may incur fines and other losses or negative publicity with respect to these problems. In addition, some or all of these claims may give rise to litigation, which could be time-consuming to our management team, costly and could have a negative effect on our business. In some cases, we have agreed to indemnify our clients against some or all of these types of liabilities. We cannot assure you that we will not experience these problems in the future, that our insurance will cover all claims, or that our insurance coverage will continue to be available at economically-feasible rates.

From time to time, we may still incur liabilities associated with pre-spin off activities with Monster. Under the terms of our Distribution Agreement with Monster, these liabilities will be retained by us. If these liabilities are significant, the retained liabilities could have a material adverse effect on our business, financial condition and results of operations.

We depend on our key management personnel.

Our continued success will depend to a significant extent on our senior management, including Jon F. Chait, our Chairman and Chief Executive Officer. The loss of the services of Mr. Chait or one or more key employees could have a material adverse effect on our business, financial condition and results of operations. In addition, if one or more key employees join a competitor or form a competing company, the resulting loss of existing or potential clients could have a material adverse effect on our business, financial condition and results of operations.

If we fail to attract and retain qualified personnel, it may negatively impact our business, financial condition and results of operations.

Our success also depends upon our ability to attract and retain highly-skilled professionals who possess the skills and experience necessary to meet the staffing requirements of our clients. We must continually evaluate and upgrade our base of available qualified personnel to keep pace with changing client needs and emerging technologies. Furthermore, a substantial number of our contractors during any given year may terminate their employment with us and accept regular staff employment with our clients. Competition for qualified professionals with proven skills remains intense, and demand for these individuals is expected to remain strong for the foreseeable future. There can be no assurance that qualified personnel will continue to be available to us in sufficient numbers. If we are unable to attract the necessary qualified personnel for our clients, it may have a negative impact on our business, financial condition and results of operations.

Risks Related to Our Common Stock

The trading price of our common stock has been volatile, and investors in our common stock may experience substantial losses.

The trading price of our common stock has been volatile and may become volatile again in the future. For example, during 2009, the market prices of our common stock reported on the NASDAQ Global Market ranged from a high of $5.19 to a low of $0.68. The trading price of our common stock could decline or fluctuate in response to a variety of factors, including:

•	our failure to meet the performance estimates of securities analysts;

•	changes in financial estimates of our net sales and operating results or buy/sell recommendations by securities analysts;

•	the timing of announcements by us or our competitors concerning significant developments, acquisitions or financial performance;

•	fluctuation in our quarterly operating results;

•	substantial sales of our common stock;

•	general stock market conditions; or

•	other economic or external factors.

You may be unable to sell your stock at or above your purchase price.

Provisions in our organizational documents and Delaware law will make it more difficult for someone to acquire control of us.

Our certificate of incorporation and by-laws and the Delaware General Corporation Law contain several provisions that make more difficult an acquisition of control of us in a transaction not approved by our Board of Directors, including transactions in which stockholders might otherwise receive a premium for their shares over then current prices, and that may limit the ability of stockholders to approve transactions that they may deem to be in their best interests. Our certificate of incorporation and by-laws include provisions:

•	dividing our Board of Directors into three classes to be elected on a staggered basis, one class each year;

•	authorizing our Board of Directors to issue shares of our preferred stock in one or more series without further authorization of our stockholders;

•	requiring that stockholders provide advance notice of any stockholder nomination of directors or any proposal of new business to be considered at any meeting of stockholders;
•	permitting removal of directors only for cause by a super-majority vote;
•	providing that vacancies on our Board of Directors will be filled by the remaining directors then in office;

•	requiring that a super-majority vote be obtained to amend or repeal specified provisions of our certificate of incorporation or by-laws; and
•	eliminating the right of stockholders to call a special meeting of stockholders or take action by written consent without a meeting of stockholders.

In addition, Section 203 of the Delaware General Corporation Law generally provides that a corporation may not engage in any business combination with any interested stockholder during the three-year period following the time that the stockholder becomes an interested stockholder, unless a majority of the directors then in office approve either the business combination or the transaction that results in the stockholder becoming an interested stockholder or specified stockholder approval requirements are met. See “Description of Capital Stock – Delaware Anti-Takeover Law and Charter and Bylaw Provisions” in the accompanying prospectus.

Each currently outstanding share of our common stock includes, and each newly issued share of our common stock will include, a preferred share purchase right. The rights are attached to and trade with the shares of common stock and generally are not exercisable. The rights will become exercisable if a person or group acquires, or announces an intention to acquire, 15% or more of our outstanding common stock. The rights have some anti-takeover effects and generally will cause substantial dilution to a person or group that attempts to acquire control of us without conditioning the offer on either redemption of the rights or amendment of the rights to prevent this dilution. The rights could have the effect of delaying, deferring or preventing a change of control. See “Description of Capital Stock — Preferred Share Purchase Rights” in the accompanying prospectus.

We have not paid dividends, and you may not receive funds without selling your shares.

We have not paid any cash dividends on our common stock. We currently intend to retain any earnings to fund our working capital needs and growth opportunities and to repay indebtedness, and therefore, we do not anticipate paying any cash dividends in the foreseeable future. Our credit agreement prohibits us from declaring or paying any dividends on our common stock.

Our management will have broad discretion in allocating the net proceeds of this offering.

Our management has significant flexibility in applying the net proceeds we expect to receive in this offering. Because the net proceeds are not required to be allocated to any specific investment or transaction, and therefore you cannot determine at this time the value or propriety of our application of those proceeds, you and other stockholders may not agree with our decisions. In addition, our use of the proceeds from this offering may not yield a significant return or any return at all for our stockholders. The failure by our management to apply these funds effectively could have a material adverse effect on our business, results of operations or financial condition. See “Use of Proceeds” for a further description of how management intends to apply the proceeds from this offering.

Use of Proceeds

We estimate that the net proceeds to us from our sale of 4,200,000 shares of common stock will be approximately $16.7 million after deducting the underwriting discount and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for general corporate and working capital purposes.

The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations, and the rate of growth, if any, of our business. As a result, we will retain broad discretion in the allocation of the net proceeds of this offering.

Pending the final application of the net proceeds of this offering, we intend to invest the net proceeds of this offering in short-term, interest-bearing, investment-grade securities.

Capitalization

The following table sets forth our consolidated capitalization as of December 31, 2009:

•	on an actual basis; and

•
on an as adjusted basis to give effect to our sale of 4,200,000 shares of common stock at a public offering price of $4.35 per share, after deducting the underwriting discount and estimated offering expenses payable by us (assuming no exercise of the underwriter’s option to purchase an additional 630,000 shares of our common stock).

The information set forth in the following table should be read in conjunction with and is qualified in its entirety by reference to the audited and unaudited financial statements and notes thereto incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of December 31, 2009
(In thousands)	Actual	As Adjusted

Cash and cash equivalents	$36,064	$52,742
Total debt	10,456	10,456
Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized; none issued or outstanding	--	--
Common stock, $0.001 par value, 100,000 shares authorized; issued 26,836 shares, issued as adjusted 31,036 shares	27	31
Additional paid-in capital	445,541	462,215
Accumulated deficit	(403,514)	(403,514)
Accumulated other comprehensive income – translation adjustments	34,509	34,509
Treasury stock, 114 shares, at cost	(303)	(303)
Total stockholders’ equity	76,260	92,938
Total capitalization	$86,716	$103,394

If the underwriter exercises its option in full, then we will issue and sell an additional 630,000 shares of our common stock in this offering, and we will use the estimated additional net proceeds of approximately $2.6 million, after deducting the underwriting discount, for general corporate and working capital purposes.

Price Range of Common Stock and Dividend Policy

Our common stock is traded on the NASDAQ Global Market under the symbol “HHGP.” The following table sets forth, for the periods indicated, the range of high and low closing sale prices for our common stock as reported by NASDAQ.

	High	Low

2008:
First Quarter	$9.78	$5.82
Second Quarter	13.00	8.08
Third Quarter	11.94	6.39
Fourth Quarter	7.25	2.00
2009:
First Quarter	$3.67	$0.68
Second Quarter	2.63	1.09
Third Quarter	4.04	1.70
Fourth Quarter	5.19	2.99
2010:
First Quarter (Through March 30, 2010)	5.38	4.09

On March 30, 2010, the last reported sale price on the NASDAQ Global Market for our common stock was $4.81 per share. As of December 31, 2009, there were approximately 1,022 holders of record of our common stock. We believe the number of beneficial owners of our common stock on that date was substantially greater.

We have not paid any cash dividends on our common stock. We currently intend to retain any earnings to fund our working capital needs and growth opportunities and to repay indebtedness, and therefore, we do not anticipate paying any cash dividends in the foreseeable future. Our credit agreement prohibits us from declaring or paying any dividends on our common stock.

Underwriting

Under an underwriting agreement dated March 30, 2010, we have agreed to sell to the underwriter named below, the indicated number of shares of our common stock:

Number
Underwriter	of Shares

Robert W. Baird & Co. Incorporated	4,200,000
Total	4,200,000

The underwriting agreement provides that the underwriter is obligated to purchase all of the shares of our common stock in this offering if any are purchased, other than those shares covered by the over-allotment option we describe below.

We have granted the underwriter a 30-day option to purchase up to 630,000 additional shares at the public offering price less the underwriting discount. This option may be exercised only to cover over-allotments, if any, of our common stock.

The underwriter proposes to offer the shares of our common stock initially at the public offering price on the cover page of this prospectus supplement. The underwriter may allow a concession not to exceed $0.156 per share on sales to other broker/dealers. After the offering, the representatives may change the public offering price and concession and discount to broker/dealers. As used in this section:

•	The underwriter is a securities broker/dealer that is a party to the underwriting agreement and will have a contractual commitment to purchase shares of our common stock from us.

•	Broker/dealers are firms registered under applicable securities laws to sell securities to the public.

•	The syndicate consists of the underwriter.

The following table summarizes the compensation that we will pay to the underwriter. The compensation we will pay to the underwriter will consist solely of the underwriting discount, which is equal to the public offering price per share of common stock less the amount the underwriter pays to us per share of common stock. The underwriter has not received and will not receive from us any other item of compensation or expense in connection with this offering considered by the Financial Industry Regulatory Authority to be underwriting compensation under its rule of fair price. The underwriting discount was determined through arms’ length negotiations between us and the underwriter.

		Total
		Without	With
	Per Share	over-allotment	over-allotment

Underwriting discount	$0.26	$1,092,000	$1,255,800

We estimate that the expenses payable by us in connection with this offering, other than the underwriting discount, will be approximately $500,000. Expenses include the fees and expenses of our accountants and attorneys, the fees of our registrar and transfer agent, the cost of printing this prospectus supplement and the accompanying prospectus and filing fees paid to the Securities and Exchange Commission.

We and certain or our executive officers have agreed not to offer or transfer any additional shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock without the prior written consent of Robert W. Baird & Co. Incorporated for a period of 90 days after the date of this prospectus supplement, except in certain limited circumstances, including in our case for grants of employee or director equity incentive awards under our equity incentive plans in effect on the date hereof, issuances of securities as a result of the exercise of any options under such plans and the issuance of securities to our 401(k) plan.

We have agreed to indemnify the underwriter against liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the underwriter may be required to make in that respect.

The shares of our common stock are traded on the NASDAQ Global Market under the symbol “HHGP.”

The underwriter may engage in over-allotment transactions, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Securities Exchange Act of 1934, as amended.

•	Over-allotment involves sales by the underwriter of shares in excess of the number of shares the underwriter is obligated to purchase, which creates a syndicate short position.

•	Stabilizing transactions permit bids to purchase shares of our common stock so long as the stabilizing bids do not exceed a specified maximum.

Syndicate covering transactions involve purchases of our common stock in the open market after the distribution has been completed to cover syndicate short positions. These stabilizing transactions and syndicate covering transactions may cause the price of our common stock to be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NASDAQ Global Market or otherwise and, if commenced, may be discontinued at any time.

In relation to each Member State, or Relevant Member State, of the European Economic Area that has implemented the Prospectus Directive, the underwriter has represented and agreed that, with effect from and including the date, or the Relevant Implementation Date, on which the Prospectus Directive is implemented in that Relevant Member State, it has not made and will not make an offer of the common stock to the public in that Relevant Member State prior to the publication of a prospectus in relation to such common stock that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the common stock to the public in that Relevant Member State at any time:

(a)	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)
to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the underwriter; or

(d)	in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive,

provided that no such offer of the common stock referred to in (a) to (d) above shall require us or the underwriter to publish a prospectus pursuant to Article 3 of the Prospective Directive.

For the purposes of this provision, the expression an “offer of the common stock to the public” in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Robert W. Baird & Co. Incorporated has provided various investment banking services to us in the past and may continue to do so from time to time in the future.

Legal Matters

Foley & Lardner LLP will pass upon certain legal matters relating to this offering for us.  McDermott, Will & Emery LLP, Chicago, Illinois, will pass upon certain legal matters relating to this offering for the underwriter.

Experts

The consolidated financial statements as of and for the years ended December 31, 2009 and 2008 and the related financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting, which is included in management’s report on internal control over financial reporting, incorporated in this prospectus supplement and the accompanying prospectus by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, have been so incorporated by reference herein, in reliance upon the reports of KPMG LLP, independent registered public accounting firm, which are also incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

The consolidated financial statements for the year ended December 31, 2007 and the related financial statement schedule incorporated in this prospectus supplement and the accompanying prospectus by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, have been so incorporated in reliance on the reports of BDO Seidman, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus are a part of the registration statement, but do not contain all of the information included in the registration statement or the exhibits. You may read and copy the registration statement and any other documents that we file at the SEC’s public reference room at 100 F Street, N.E., Washington D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. You can also find our public filings with the SEC on the internet at a web site maintained by the SEC located at http://www.sec.gov.

We are “incorporating by reference” specified documents that we file with the SEC which means:

•	incorporated documents are considered part of the prospectus and this prospectus supplement;

•	we are disclosing important information to you by referring to those documents; and

•	information we file with the SEC will automatically update and supersede information contained in the prospectus and this prospectus supplement.

We incorporate by reference the documents listed below and any future information filed (rather than furnished) with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of the offering pursuant to this prospectus supplement, provided, however, that we are not incorporating any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01.

Our SEC Filings	Period or Filing Date

Annual Report on Form 10-K	Year ended December 31, 2009
Current Reports on Form 8-K	February 11, 2010
Description of our common stock set forth in our Registration Statement on Form 10	March 14, 2003
Description of our preferred share purchase rights set forth in our Registration Statement on Form 8-A	February 3, 2005

Documents which we incorporate by reference are available to each person, including any beneficial owner, to whom a prospectus supplement and accompanying prospectus is delivered from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit into this prospectus supplement and the accompanying prospectus. You may obtain documents incorporated by reference into this prospectus supplement by requesting them in writing or by telephone from us at our principal executive offices as follows:

Hudson Highland Group, Inc
560 Lexington Avenue
New York, NY  10022
Attention: Corporate Secretary
(212) 351-7300

Prospectus

Hudson Highland Group, Inc.

$30,000,000 Aggregate Amount

Debt Securities
Common Stock
Preferred Stock
Warrants
Stock Purchase Contracts
Stock Purchase Units

We may offer and sell from time to time up to an aggregate initial offering price of $30,000,000 of our securities in one or more classes or series and in amounts, at prices and on terms that we will determine at the times of the offerings.

We will provide specific terms of the securities, including the offering prices, in one or more supplements to this prospectus or possibly other offering material.  The supplements or other offering material may also add, update or change information contained in this prospectus.  You should read this prospectus, any supplement and any other offering material relating to the specific issue of securities carefully before you invest.

Our common stock is listed on the Nasdaq Global Market under the symbol “HHGP.”

An investment in our securities involves risk.  Prior to making a decision about purchasing any securities, you should carefully consider the risks and uncertainties specifically set forth in the “Risk Factors” section in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and in any applicable prospectus supplement or other offering material or in such other document we refer you to in any prospectus supplement or other offering material.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is December 18, 2009.

ABOUT THIS PROSPECTUS

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “Hudson”, “our company”, “we”, “our”, “us” or similar references mean Hudson Highland Group, Inc.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process.  Under this shelf registration process, we may, from time to time, sell the securities or combinations of the securities described in this prospectus in one or more offerings with a maximum aggregate offering price of up to $30,000,000.  This prospectus provides you with a general description of the securities that we may offer.  Each time we offer securities, we will provide a prospectus supplement and/or other offering material that will contain specific information about the terms of that offering.  The prospectus supplement and/or other offering material may also add, update or change information contained in this prospectus.  You should read this prospectus, any prospectus supplement and any other offering material together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus, in any prospectus supplement and in any other offering material.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.

We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

You should not assume that the information in this prospectus, any prospectus supplement or any other offering material, or the information we previously filed with the SEC that we incorporate by reference in this prospectus, any prospectus supplement and/or other offering material, is accurate as of any date other than its respective date.  Our business, financial condition, results of operations and prospects may have changed since those dates.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any supplement to this prospectus and/or other offering material and the information incorporated by reference in this prospectus, any prospectus supplement and/or other offering material may contain forward-looking statements within the meaning of Private Securities Litigation Reform Act of 1995.  We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include information concerning possible or assumed future risks and may be preceded by or include forward-looking words such as “believes,” “expects,” “may,” “anticipates,” “projects” or similar expressions.  All statements other than statements of historical facts included in this prospectus or any supplement to this prospectus and/or other offering material, including those regarding our financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements.  We caution that these statements and any other forward-looking statements in this prospectus, any supplement to this prospectus and the information incorporated by reference in this prospectus or any prospectus supplement and/or other offering material only reflect our expectations and are not guarantees of performance.  These statements involve risks, uncertainties and assumptions, including, among others, those we identify from time to time in materials that we file with the SEC that are incorporated by reference into this prospectus.  Numerous important factors described in this prospectus, or any supplement to this prospectus and/or other offering material and the information incorporated by reference in this prospectus or any prospectus supplement and/or other offering material could affect these statements and could cause actual results to differ materially from our expectations.  We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

HUDSON HIGHLAND GROUP, INC.

We are one of the world’s largest specialized professional staffing and talent management solutions providers. We provide professional staffing services on a permanent and contract consulting basis and a range of talent management services to businesses operating in many industries.  We help our clients in recruiting and developing employees for professional level functional and managerial positions.  We are organized into three reportable segments: Hudson Americas, Hudson Europe and Hudson Asia Pacific.

Our three regional businesses provide professional contract consultants and permanent recruitment services to a wide range of clients.  With respect to temporary and contract personnel, we focus on providing candidates with specialized functional skills and competencies, such as accounting and finance, legal and information technology. The length of a contract assignment can vary, but engagements at the professional level tend to be longer than those in the general clerical or industrial sectors.  With respect to permanent recruitment, we focus on mid-level professionals typically earning between $50,000 and $150,000 annually and possessing the professional skills and/or profile required by clients.  We provide permanent recruitment services on both a retained and contingent basis.  In larger markets, our sales strategy focuses on both clients operating in particular industry sectors, such as financial services, or technology, and candidates possessing particular professional skills, such as accounting and finance, information technology, legal and human resources.  We use both traditional and interactive methods to select potential candidates for our clients, employing a suite of products that assesses talent and helps predict whether a candidate will be successful in a given role.

Our regional businesses also provide organizational effectiveness and development services through their talent management units.  These services encompass candidate assessment, competency modeling, leadership development, performance management, and career transition.  These services enable us to offer clients a comprehensive set of management services, across the entire employment life cycle from attracting, assessing and selecting best-fit employees to engaging and developing those individuals to help build a high-performance organization.

Our principal offices are located at 560 Lexington Avenue, New York, New York  10022, and our telephone number is (212) 351-7300.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement or other offering material, we expect to use the net proceeds from the sale of any securities offered by this prospectus for some or all of the following purposes:

•	repayment or refinancing of a portion of our existing short-term and long-term debt;

•	capital expenditures;

•	additional working capital;

•	acquisitions; and

•	other general corporate purposes.

Pending such uses, we anticipate that we will invest the net proceeds in interest-bearing instruments or other investment-grade securities or use the net proceeds to reduce our short-term debt.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of consolidated earnings to fixed charges for the periods indicated:

	Year Ended December 31,								Nine Months Ended September 30,
	2004		2005		2006	2007	2008		2009
Ratio of earnings to fixed charges		(a)		(a)	0.5	3.2		(a)		(a)

(a)
The earnings for the nine months ended September 30, 2009 and the years ended December 31, 2008, 2006, 2005, and 2004 were inadequate to cover total fixed charges. The coverage deficiencies in earnings available for fixed charges for a one-to-one ratio for the nine months ended September 30, 2009 and the years ended December 31, 2008, 2006, 2005, and 2004 were (in thousands) $40,257, $66,415, $5,900, $12,486, and $34,448 respectively.

For purposes of calculating the ratio of earnings to fixed charges, earnings (losses) represent income (loss) from continuing operations before provision for (benefit of) income taxes, cumulative effect of accounting changes and fixed charges; and fixed charges represent interest expenses and estimated interest portions of operating leases.

DESCRIPTION OF DEBT SECURITIES

The following description of the terms of the debt securities sets forth general terms that may apply to the debt securities and provisions of the indentures that will govern the debt securities, and is not complete.  We will describe the particular terms of any debt securities in the prospectus supplement and/or other offering material relating to those debt securities.

The debt securities will be either our senior debt securities or our subordinated debt securities.  The senior debt securities will be issued under an indenture dated as of November 25, 2003, between us and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee.  We refer to this indenture as the “senior indenture.”  The subordinated debt securities will be issued under an indenture dated as of November 25, 2003 between us and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee.  We refer to this indenture as the “subordinated indenture” and the senior indenture and the subordinated indenture together as the “indentures.”

The following is a summary of some provisions of the indentures.  The following summary does not purport to be complete, and is subject to, and qualified in its entirety by reference to, all of the provisions of each indenture.  Copies of the entire indentures are exhibits to the registration statement of which this prospectus is a part.  See “Where You Can Find More Information.”  We encourage you to read our indentures because the applicable indenture, and not this description, sets forth your rights as a holder of our debt securities.  We will describe the particular terms of any debt securities in the prospectus supplement relating to those debt securities.  Parenthetical section references under this heading are references to sections to each of the indentures unless we indicate otherwise.

General Terms

Neither indenture limits the amount of debt securities that we may issue. (Section 301).  Each indenture provides that debt securities may be issued up to the principal amount authorized by us from time to time.  The senior debt securities will be unsecured and will have the same rank as all of our other unsecured and unsubordinated debt.  The subordinated debt securities will be unsecured and will be subordinated to all senior indebtedness as set forth below.  None of our subsidiaries will have any obligations with respect to the debt securities.  Therefore, our rights and the rights of our creditors, including holders of senior debt securities and subordinated debt securities, to participate in the assets of any subsidiary will be subject to the prior claims of the creditors of our subsidiaries.

We may issue the debt securities in one or more separate series of senior debt securities and/or subordinated debt securities. (Section 301).  The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities.  These terms may include:

•	the title of the debt securities and the series in which the debt securities will be included;

•	the authorized denominations and aggregate principal amount of the debt securities;

•	the date or dates on which the principal and premium, if any, are payable;

•	the rate or rates per annum at which the debt securities will bear interest, if there is any interest, or the method or methods of calculating interest and the date from which interest will accrue;

•	the place or places where the principal of and any premium and interest on the debt securities will be payable;

•	the dates on which the interest will be payable and the corresponding record dates;

•	the period or periods within which, the price or prices at which, and the terms and conditions on which, the debt securities may be redeemed, in whole or in part, at our option;

•	any obligation to redeem, repay or purchase debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder;

•	the portion of the principal amount of the debt securities payable upon declaration of the acceleration of the maturity of the debt securities;

•	the person to whom any interest on any debt security will be payable if other than the person in whose name the debt security is registered on the applicable record date;

•	any events of default, covenants or warranties applicable to the debt securities;

•	if applicable, provisions related to the issuance of debt securities in book-entry form;

•	the currency, currencies or composite currency of denomination of the debt securities;

•	the currency, currencies or composite currencies in which payments on the debt securities will be payable and whether the holder may elect payment to be made in a different currency;

•	whether and under what conditions we will pay additional amounts to holders of the debt securities;

•	the terms and conditions of any conversion or exchange provisions in respect of the debt securities;

•	the terms pursuant to which our obligation under the indenture may be terminated through the deposit of money or government obligations;

•	whether the debt securities will be subordinated in right of payment to senior indebtedness and the terms of any such subordination; and

•	any other specific terms of the debt securities not inconsistent with the applicable indenture. (Section 301).

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

Unless the applicable prospectus supplement specifies otherwise, we will issue the debt securities in fully registered form without coupons.  If we issue debt securities of any series in bearer form, the applicable prospectus supplement will describe the special restrictions and considerations, including special offering restrictions and special federal income tax considerations, applicable to those debt securities and to payment on and transfer and exchange of those debt securities.

U.S. Federal Income Tax Considerations

We may issue the debt securities as original issue discount securities, bearing no interest or bearing interest at a rate, which, at the time of issuance, is below market rates, to be sold at a substantial discount below their principal amount.  We will describe some special U.S. federal income tax and other considerations applicable to any debt securities that are issued as original issue discount securities in the applicable prospectus supplement.  We encourage you to consult with your own competent tax and financial advisors on these important matters.

Payment, Registration, Transfer and Exchange

Subject to any applicable laws or regulations, we will make payments on the debt securities at a designated office or agency, unless the applicable prospectus supplement otherwise sets forth.  At our option, however, we may also make interest payments on the debt securities in registered form:

•	by checks mailed to the persons entitled to interest payments at their registered addresses; or

•	by wire transfer to an account maintained by the person entitled to interest payments as specified in the security register.

Unless the applicable prospectus supplement otherwise indicates, we will pay any installment of interest on debt securities in registered form to the person in whose name the debt security is registered at the close of business on the regular record date for that installment of interest. (Section 307).  If a holder wishes to receive a payment by wire transfer, the holder should provide the paying agent with written wire transfer instructions at least 15 days prior to the payment date.

Unless the applicable prospectus supplement otherwise sets forth, debt securities issued in registered form will be transferable or exchangeable at the agency we may designate from time to time.  Debt securities may be transferred or exchanged without service charge, other than any tax or other governmental charge imposed in connection with the transfer or exchange. (Section 305).

Consolidation, Merger or Sale by the Company

Each indenture generally permits a consolidation or merger between us and another U.S. corporation.  It also permits the sale or transfer by us of all or substantially all of our property and assets and the purchase by us of all or substantially all of the property and assets of another corporation.  These transactions are permitted if:

•
the resulting or acquiring corporation, if other than us, assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture; and

•	immediately after the transaction, no event of default exists. (Section 801).

Even though each indenture contains the provisions described above, we are not required by either indenture to comply with those provisions if we sell all of our property and assets to another U.S. corporation if, immediately after the sale, that corporation is one of our wholly-owned subsidiaries. (Section 801).

If we consolidate or merge with or into any other corporation or sell all or substantially all of our assets according to the terms and conditions of each indenture, the resulting or acquiring corporation will be substituted for us in the indentures with the same effect as if it had been an original party to the indentures.  As a result, the successor corporation may exercise our rights and powers under each indenture, in our name or in its own name and we will be released from all our liabilities and obligations under each indenture and under the debt securities. (Section 801).

Events of Default, Notice and Certain Rights on Default

Unless otherwise stated in the applicable prospectus supplement, an “event of default,” when used with respect to any series of debt securities, means any of the following:

•	failure to pay interest on any debt security of that series for 30 days after the payment is due;

•	failure to pay the principal of or any premium on any debt security of that series when due;

•	failure to deposit any sinking fund payment on debt securities of that series when due;

•
failure to perform any other covenant in the applicable indenture that applies to debt securities of that series for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture;

•
default under any debt, including other series of debt securities, or under any mortgage, lien or other similar encumbrance, indenture or instrument, including the indentures, which secures any debt, and which results in acceleration of the maturity of an outstanding principal amount of debt greater than $50 million, unless the acceleration is rescinded, or the debt is discharged, within 10 days after we have received written notice of the default in the manner specified in the indenture;

•	certain events in bankruptcy, insolvency or reorganization; or

•	any other event of default that may be specified for the debt securities of that series when that series is created. (Section 502).

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately.  If a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series can, subject to certain conditions, rescind the declaration. (Section 502).

The prospectus supplement relating to each series of debt securities which are original issue discount securities will describe the particular provisions that relate to the acceleration of maturity of a portion of the principal amount of that series when an event of default occurs and continues.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under either indenture.

Each indenture requires us to file an officers’ certificate with the trustee each year that states that certain defaults do not exist under the terms of the indenture.  The trustee will transmit by mail to the holders of debt securities of a series notice of any default.

Other than its duties in the case of a default, a trustee is not obligated to exercise any of its rights or powers under an indenture at the request, order or direction of any holders, unless the holders offer the trustee indemnification satisfactory to the trustee. (Section 603).  If indemnification satisfactory to the trustee is provided, then, subject to certain other rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series may, with respect to the debt securities of that series, direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; or

•	exercising any trust or power conferred upon the trustee. (Section 512).

The holder of a debt security of any series will have the right to begin any proceeding with respect to the  applicable indenture or for any remedy only if:

•	the holder has previously given the trustee written notice of a continuing event of default with respect to that series;

•
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request of, and offered reasonable indemnification to, the trustee to begin the proceeding;

•	the trustee has not started the proceeding within 60 days after receiving the request; and

•
the trustee has not received directions inconsistent with the request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series during those 60 days. (Section 507).

The holders of not less than a majority in aggregate principal amount of any series of debt securities, by notice to the trustee for that series, may waive, on behalf of the holders of all debt securities of that series, any past default or event of default with respect to that series and its consequences.  (Section 513).  A default or event of default in the payment of the principal of, or premium or interest on, any debt security and certain other defaults may not, however, be waived.  (Sections 508 and 513).

Modification of the Indentures

We, as well as the trustee for a series of debt securities, may enter into one or more supplemental indentures, without the consent of the holders of any of the debt securities, in order to:

•	evidence the succession of another corporation to us and the assumption of our covenants by a successor;

•	add to our covenants or surrender any of our rights or powers;

•	add additional events of default for any series;

•	add, change or eliminate any provision affecting debt securities that are not yet issued;

•	secure the debt securities;

•	establish the form or terms of debt securities not yet issued;

•	evidence and provide for successor trustees;

•	add, change or eliminate any provision affecting registration as to principal of debt securities;

•	permit the exchange of debt securities;

•	change or eliminate restrictions on payment in respect of debt securities;

•
change or eliminate provisions or add any other provisions that are required or desirable in accordance with any amendments to the Trust Indenture Act, on the condition that this action does not adversely affect the interests of any holder of debt securities of any series issued under the indenture in any material respect; or

•	cure any ambiguity or correct any mistake. (Section 901).

In addition, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series affected by the supplemental indenture, we and the trustee may execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the applicable indenture or any supplemental indenture or modifying the rights of the holders of debt securities of that series.  No such supplemental indenture may, however, without the consent of the holder of each debt security that is affected:

•	change the time for payment of principal or interest on any debt security;

•	reduce the principal of, or any installment of principal of, or interest on, any debt security;

•	reduce the amount of premium, if any, payable upon the redemption of any debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of an original issue discount debt security;

•	impair the right to institute suit for the enforcement of any payment on or for any debt security;

•
reduce the percentage in principal amount of the outstanding debt securities of any series the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;

•	modify the provisions relating to waiver of some defaults or any of the foregoing provisions;

•	change the currency of payment;

•	adversely affect the right to repayment of debt securities of any series at the option of the holders of those debt securities; or

•	change the place of payment. (Section 902).

Any supplemental indenture will be filed with the SEC as an exhibit to:

•	a post-effective amendment to the registration statement of which this prospectus is a part;

•	an annual report on Form 10-K;

•	a quarterly report on Form 10-Q; or

•	a current report on Form 8-K.

Defeasance and Covenant Defeasance

When we use the term defeasance, we mean discharge from some or all of our obligations under an indenture. If we deposit with the trustee sufficient cash or government obligations to pay the principal, interest, any premium and any mandatory sinking fund or analogous payments due to the stated maturity or a redemption date of the debt securities of a particular series, then at our option:

•
we will be discharged from our obligations for the debt securities of that series, the holders of the debt securities of the affected series will no longer be entitled to the benefits of the indenture, except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities, and those holders may look only to the deposited funds or obligations for payment, which is referred to as “defeasance”; or

•
we will no longer be under any obligation to comply with certain covenants under the applicable indenture as it relates to that series, and some events of default will no longer apply to us, which is referred to as “covenant defeasance.”  (Sections 403 and 1501).

Unless the applicable prospectus supplement specifies otherwise and except as described below, the conditions to both defeasance and covenant defeasance are as follows:

•
it must not result in a breach or violation of, or constitute a default or event of default under, the applicable indenture, or result in a breach or violation of, or constitute a default under, any other of our material agreements or instruments;

•
certain bankruptcy-related defaults or events of default with respect to us must not have occurred and be occurring during the period commencing on the date of the deposit of the trust funds to defease the debt securities and ending on the 91st day after that date;

•	we must deliver to the trustee an officer’s certificate and an opinion of counsel addressing compliance with the conditions of the defeasance or covenant defeasance; and

•	we must comply with any additional conditions to the defeasance or covenant defeasance that the applicable indenture may impose on us. (Sections 403 and 1501).

In the event that government obligations deposited with the trustee for the defeasance of such debt securities decrease in value or default subsequent to their being deposited, we will have no further obligation, and the holders of the debt securities will have no additional recourse against us, for any decrease in value or default.  If indicated in the prospectus supplement, in addition to obligations of the United States or an agency or instrumentality of the United States, government obligations may include obligations of the government or an agency or instrumentality of the government issuing the currency in which debt securities of such series are payable.

We may exercise our defeasance option for the debt securities even if we have already exercised our covenant defeasance option.  If we exercise our defeasance option, payment of the debt securities may not be accelerated because of default or an event of default. If we exercise our covenant defeasance option, payment of the debt securities may not be accelerated because of default or an event of default with respect to the covenants to which the covenant defeasance is applicable.  If, however, acceleration occurs, the realizable value at the acceleration date of the money and government obligations in the defeasance trust could be less than the principal and interest then due on the debt securities, because the required deposit in the defeasance trust is based on scheduled cash flow rather than market value, which will vary depending on interest rates and other factors.

Conversion and Exchange Rights

The debt securities of any series may be convertible into or exchangeable for other securities of our company or another issuer or property or cash on the terms and subject to the conditions set forth in the applicable prospectus supplement.  (Section 301).

Governing Law

The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York without regard to conflicts of laws principles thereof.

Regarding the Trustee

We may from time to time maintain lines of credit, and have other customary banking relationships, with the trustee under the senior indenture or the trustee under the subordinated indenture.

The indentures and provisions of the Trust Indenture Act of 1939, which we refer to in this prospectus as the Trust Indenture Act, that are incorporated by reference therein, contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise.  The trustee is permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined under the Trust Indenture Act), it must eliminate such conflict or resign.

Additional Terms Applicable to Subordinated Debt Securities

The subordinated debt securities will be unsecured.  The subordinated debt securities will be subordinate to the prior payment in full in cash of all senior indebtedness.

The term “senior indebtedness” is defined as:

•	any of our indebtedness, whether outstanding on the issue date of the subordinated debt securities of a series or incurred later;

•
accrued and unpaid interest, including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us to the extent post-filing interest is allowed in such proceeding, in respect of:

•	our indebtedness for money borrowed; and

•	indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which we are responsible or liable;

•	contingent reimbursement obligations with respect to letters of credit issued or supported by our working capital lenders for our account; and

•	obligations, liabilities, fees and expenses that we owe to our working capital lenders;

unless the instrument creating or evidencing these obligations provides that these obligations are not senior or prior in right of payment to the subordinated debt securities.  Notwithstanding the foregoing, “senior indebtedness” will not include:

•	any of our obligations to our subsidiaries;

•	any liability for Federal, state, local or other taxes that we owe;

•	any accounts payable or other liability to trade creditors arising in the ordinary course of business, including guarantees of these obligations or instruments evidencing such liabilities;

•	any of our indebtedness, and any accrued and unpaid interest in respect of our indebtedness, that is subordinate or junior in any respect to any other of our indebtedness or other obligations; or

•	the subordinated debt securities. (Section 101 of the subordinated indenture).

There is no limitation on our ability to issue additional senior indebtedness.  The senior debt securities constitute senior indebtedness under the subordinated indenture.

Under the subordinated indenture, no payment may be made on the subordinated debt securities and no purchase, redemption or retirement of any subordinated debt securities may be made in the event:

•	any senior indebtedness is not paid in full in cash when due; or

•
the maturity of any senior indebtedness is accelerated as a result of a default, unless the default has been cured or waived and the acceleration has been rescinded or that senior indebtedness has been paid in full in cash.

We may, however, pay the subordinated debt securities without regard to the above restriction if the representatives of the holders of the applicable senior indebtedness approve the payment in writing to us and the trustee.  (Section 1603 of the subordinated indenture).

The representatives of the holders of senior indebtedness may notify us and the trustee in writing (a “payment blockage notice”) of a default which can result in the acceleration of that senior indebtedness’ maturity without further notice, except such notice as may be required to effect such acceleration, or the expiration of any grace periods. In this event, we may not pay the subordinated debt securities for 179 days after receipt of that notice.  The payment blockage period will end earlier if such payment blockage period is terminated:

•	by written notice to the trustee and us from the person or persons who gave such payment blockage notice;

•	because the default giving rise to such payment blockage notice is cured, waived or otherwise no longer continuing; or

•	because such senior debt has been discharged or repaid in full in cash.

Notwithstanding the foregoing, if the holders of senior indebtedness or their representatives have not accelerated the maturity of the senior indebtedness at the end of the 179-day period, we may resume payments on the subordinated debt securities.  Not more than one payment blockage notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to senior indebtedness during that period.  No default existing on the beginning date of any payment blockage period initiated by a person or persons may be the basis of a subsequent payment blockage period with respect to the senior indebtedness held by that person unless that default has been cured or waived for a period of not fewer than 90 consecutive days.

If we pay or distribute our assets to creditors upon a total or partial liquidation, dissolution or reorganization of or similar proceeding relating to us or our property, then:

•
the holders of senior indebtedness will be entitled to receive payment in full in cash of the senior indebtedness before the holders of subordinated debt securities are entitled to receive any payment; and

•
until the senior indebtedness is paid in full in cash, any payment or distribution to which holders of subordinated debt securities would be entitled but for the subordination provisions of the subordinated indenture will be made to holders of the senior indebtedness, except that holders of subordinated debt securities may receive certain capital stock and subordinated debt.  (Section 1602 of the subordinated indenture).

If a distribution is made to holders of subordinated debt securities that, due to the subordination provisions, should not have been made to them, those holders of subordinated debt securities are required to hold it in trust for the holders of senior indebtedness, and pay it over to them as their interests may appear.  (Section 1605 of the subordinated indenture).

After all senior indebtedness is paid in full and until the subordinated debt securities are paid in full, holders of subordinated debt securities will be subrogated to the rights of holders of senior indebtedness to receive distributions applicable to such senior indebtedness.  (Section 1606 of the subordinated indenture).

As a result of the subordination provisions contained in the subordinated indenture, in the event of insolvency, our creditors who are holders of senior indebtedness may recover more, ratably, than the holders of subordinated debt securities.  In addition, our creditors who are not holders of senior indebtedness may recover less, ratably, than holders of senior indebtedness and may recover more, ratably, than the holders of subordinated indebtedness.  Furthermore, claims of our subsidiaries’ creditors generally will have priority with respect to the assets and earnings of the subsidiaries over the claims of our creditors, including holders of the subordinated debt securities, even though those obligations may not constitute senior indebtedness.  The subordinated debt securities, therefore, will be effectively subordinated to creditors, including trade creditors, of our subsidiaries. It is important to keep this in mind if you decide to hold our subordinated debt securities.

The terms of the subordination provisions described above will not apply to payments from money or the proceeds of government securities held in trust by the trustee for any series of subordinated debt securities for the payment of principal and interest on such subordinated debt securities pursuant to the defeasance procedures described under “Defeasance and Covenant Defeasance.”

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock summarizes general terms and provisions that apply to our capital stock.  Since this is only a summary, it does not contain all of the information that may be important to you.  The summary is subject to and qualified in its entirety by reference to our certificate of incorporation, by-laws and rights agreement, which are filed as exhibits to the registration statement of which this prospectus is a part.  See “Where You Can Find More Information.”

General

Our certificate of incorporation provides us with the authority to issue 100,000,000 shares of common stock, $.001 par value per share, and 10,000,000 shares of preferred stock, $.001 par value per share.  We will disclose in an applicable prospectus supplement the number of shares of our common stock then outstanding.  As of the date of this prospectus, no shares of our preferred stock were outstanding.

Common Stock

Each share of our common stock is entitled to dividends if, as and when dividends are declared by our board of directors and paid. Under Delaware corporate law, we may declare and pay dividends only out of our surplus, or in case there is no such surplus, out of our net profits for the fiscal year in which the dividend is declared and/or the preceding year. We will pay any dividend so declared and payable in cash, capital stock or other property equally, share for share, on our common stock. We may not declare dividends, however, if our capital has been diminished by depreciation, losses or otherwise to an amount less than the aggregate amount of capital represented by any issued and outstanding stock having a preference on distribution.  In addition, the terms of our credit facility prohibit us from paying any dividends.

Each share of our common stock is entitled to one vote on all matters.  No holder of our common stock has preemptive or other rights to subscribe for additional shares of our common stock.  In the event of our liquidation, dissolution or winding up, holders of the shares of our common stock are entitled to share equally, share for share, in the assets available for distribution, subject to any liquidation preference on any outstanding shares of our preferred stock.

Preferred Stock

We may issue our preferred stock from time to time in one or more series as determined by our board of directors. Our board of directors is authorized to issue the shares of our preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without further vote or action by the stockholders.

Our board of directors has designated 1,000,000 shares of our preferred stock as Series A Junior Participating Preferred Stock in connection with the adoption of our stockholder rights plan, as described below. Each holder of Series A preferred shares will be entitled to a minimum preferential quarterly dividend payment of $1.00 per share, but will be entitled to an aggregate dividend of 100 times the dividend declared per share of our common stock. In the event of liquidation, the holders of the Series A preferred shares will be entitled to a minimum preferential liquidation payment of $100 per share, but will be entitled to an aggregate payment of 100 times the payment made per share of our common stock. Each Series A preferred share will have 100 votes, voting together with shares of our common stock. In the event of any merger, consolidation or other transaction in which shares of our common stock are exchanged, each Series A preferred share will be entitled to receive 100 times the amount received per share of our common stock. As of the date of this prospectus, no shares of our Series A Junior Participating Preferred Stock were outstanding.

If we offer preferred stock, we will file the terms of the preferred stock with the SEC and the prospectus supplement and/or other offering material relating to that offering will include a description of the specific terms of the offering, including the following specific terms:

•	the series, the number of shares offered and the liquidation value of the preferred stock;

•	the price at which the preferred stock will be issued;

•	the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

•	the liquidation preference of the preferred stock;

•	the voting rights of the preferred stock;

•	whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

•	whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion; and

•	any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.

It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until the board of directors determines the specific rights of the holders of the preferred stock. However, these effects might include:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; and

•	delaying or preventing a change in control of our company.

Preferred Share Purchase Rights

We have entered into a rights agreement pursuant to which each share of our common stock outstanding on February 28, 2005 received a dividend of a right to purchase from us one one-hundredth of a share of our Series A Junior Participating Preferred Stock.  Each share of our common stock subsequently issued by us prior to the expiration of the rights agreement will likewise have attached one right.  Unless the context requires otherwise, all references in this prospectus to our common stock include the accompanying rights.

Currently, the rights are not exercisable and trade with our common stock.  If the rights become exercisable, then each full right, unless held by a person or group that beneficially owns more than 15% of our outstanding common stock, will initially entitle the holder to purchase one one-hundredth of a Series A preferred share at a purchase price of $60 per one one-hundredth of a Series A preferred share, subject to adjustment.  The rights will become exercisable only if a person or group has acquired, or announced an intention to acquire, 15% or more of our outstanding common stock.  Under some circumstances, including the existence of a 15% acquiring party, each holder of a right, other than the acquiring party, will be entitled to purchase at the right’s then-current exercise price, shares of our common stock having a market value of two times the exercise price.  If another corporation acquires our company after a party acquires 15% or more of our common stock, then each holder of a right will be entitled to receive the acquiring corporation’s common shares having a market value of two times the exercise price.

The rights may be redeemed at a price of $.001 until a party acquires 15% or more of our common stock and, after that time, may be exchanged until a party acquires 50% or more of our common stock at a ratio of one share of common stock, or one one-hundredth of a Series A preferred share, per right, subject to adjustment.  Series A preferred shares purchased upon the exercise of rights will not be redeemable.  The rights expire on February 23, 2015, subject to extension.  Under the rights agreement, our board of directors may reduce the thresholds applicable to the rights from 15% to not less than 10%.  The rights do not have voting or dividend rights and, until they become exercisable, have no dilutive effect on our earnings.

The rights have certain anti-takeover effects, in that they could have the effect of delaying, deferring or preventing a change of control of our company by causing substantial dilution to a person or group that attempts to acquire a significant interest in our company on terms not approved by our board of directors.

Delaware Anti-Takeover Law and Charter and By-law Provisions

We are subject to the provisions of Section 203 of the Delaware General Corporation Law.  In general, the statute prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination or the transaction by which the person became an interested stockholder is approved by the corporation’s board of directors and/or stockholders in a prescribed manner or the person owns at least 85% of the corporation’s outstanding voting stock after giving effect to the transaction in which the person became an interested stockholder.  The term “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder.  Subject to certain exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s voting stock.  A Delaware corporation may “opt out” from the application of Section 203 through a provision in its certificate of incorporation or by-laws.  We have not “opted out” from the application of Section 203.

Our certificate of incorporation and by-laws divide our board of directors into three equal classes with staggered terms.  In addition, our certificate of incorporation and by-laws provide that directors may only be removed by stockholders for “cause” and only upon the affirmative vote of the holders of at least 70% of the voting power of our outstanding capital stock.

Further, our by-laws provide that stockholders may nominate candidates for election to the board of directors or bring other business before a meeting of stockholders only by complying with advance notice provisions described in the by-laws and that special meetings of stockholders may not be called by stockholders.  In addition, our certificate of incorporation and by-laws provide that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders.

The foregoing provisions of Section 203 of the Delaware General Corporation Law and the provisions of our certificate of incorporation and by-laws could have the effect of delaying, deferring or preventing a change of control of our company.

Liability and Indemnification of Officers and Directors

Our certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of a director’s duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the Delaware General Corporation Law, or (4) for any transaction from which the director derives an improper personal benefit.  Moreover, the provisions do not apply to claims against a director for violations of certain laws, including federal securities laws.  If the Delaware General Corporation Law is amended to authorize the further elimination or limitation of directors’ liability, then the liability of our directors will automatically be limited to the fullest extent provided by law.  Our certificate of incorporation and by-laws also contain provisions to indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law.  In addition, we may enter into indemnification agreements with our directors and officers.  These provisions and agreements may have the practical effect in certain cases of eliminating the ability of stockholders to collect monetary damages from our directors and officers.  We believe that these contractual agreements and the provisions in our certificate of incorporation and by-laws are necessary to attract and retain qualified persons as directors and officers.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is BNY Mellon Shareowner Services.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, preferred stock, common stock or other securities.  Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement and/or other offering material and may be attached to or separate from any such offered securities.  Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement and/or other offering material relating to the particular issue of warrants.  The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

Reference is made to the prospectus supplement and/or other offering material relating to the particular issue of warrants offered pursuant to such prospectus supplement and/or other offering material for the terms of and information relating to such warrants, including, where applicable:

•
the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

•
the number of shares of common stock purchasable upon the exercise of warrants to purchase common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

•
the number of shares and series of preferred stock purchasable upon the exercise of warrants to purchase preferred stock and the price at which such number of shares of such series of preferred stock may be purchased upon such exercise;

•
the designation and number of units of other securities purchasable upon the exercise of warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	United States federal income tax consequences applicable to such warrants;

•	the amount of warrants outstanding as of the most recent practicable date; and

•	any other terms of such warrants.

Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with the applicable prospectus supplement and/or other offering material.

Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of preferred stock, common stock or other securities at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement and/or other offering material relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement and/or other offering material.  After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement and/or other offering material relating to such warrants.

Prior to the exercise of any warrants to purchase debt securities, preferred stock, common stock or other securities, holders of such warrants will not have any of the rights of holders of debt securities, preferred stock, common stock or other securities, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable Indenture, or to receive payments of dividends, if any, on the preferred stock, or common stock purchasable upon such exercise, or to exercise any applicable right to vote.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as “stock purchase contracts.”  The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts.  The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred stock, warrants or other securities or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as “stock purchase units.”  The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

The stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units, will be filed with the SEC in connection with the offering of stock purchase contracts or stock purchase units.  The prospectus supplement and/or other offering material relating to a particular issue of stock purchase contracts or stock purchase units will describe the terms of those stock purchase contracts or stock purchase units, including the following:

•	if applicable, a discussion of material United States Federal income tax considerations; and

•	any other information we think is important about the stock purchase contracts or the stock purchase units.

GLOBAL SECURITIES

We may issue the securities in whole or in part in the form of one or more global certificates or notes, which we refer to as global securities, that we will deposit with a depository or its nominee that we identify in the applicable prospectus supplement.

We will describe the specific terms of the depository arrangement covering the securities in the prospectus supplement and/or other offering material relating to that series. We anticipate that the following provisions will apply to all depository arrangements.

Upon the issuance of the securities in the form of one or more global securities, the depository or its custodian will credit, on its book-entry registration and transfer system, the number of shares or principal amount of securities of the individual beneficial interests represented by these global securities to the respective accounts of persons who have accounts with the depository. Ownership of beneficial interests in the global securities will be shown on, and the transfer of this ownership will be effected only through, records maintained by the depository or its nominee with respect to interests of participants and the records of participants with respect to interests of persons other than participants. These accounts initially will be designated by or on behalf of the underwriters, initial purchasers or agents, or by us if we offer and sell the securities directly, and ownership of beneficial interests in the global securities will be limited to participants or persons who hold interests through participants. Qualified institutional buyers may hold their interests in the global securities directly through the depository if they are participants in this system, or indirectly through organizations which are participants in this system. The laws of some states of the United States may require that some purchasers of securities take physical delivery of the securities in definitive registered form. These limits and the laws may impair your ability to own, transfer or pledge interests in the global securities.

So long as the depository, or its nominee, is the registered owner or holder of the securities, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the global securities for all purposes. No beneficial owner of an interest in the global securities will be able to transfer that interest except in accordance with the depository’s procedures.

We will make dividend payments on, or payments of the principal of, and premium, if any, and interest on, the global securities to the depository or its nominee, as the case may be, as the registered owner of the global securities. We will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interest.

We expect that the depository or its nominee, upon receipt of any dividend payment on, or payment of the principal of, and premium, if any, and interest on, the global securities, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the securities as shown on the records of the depository or its nominee. We also expect that payments by participants to owners of beneficial interests in the global securities held through the participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for their customers. These payments will be the responsibility of the participants. Transfers between participants in the depository will be effected in the ordinary way through the depository’s settlement system in accordance with the depository rules and will be settled in same day funds.

We will issue securities in certificated form in exchange for global securities (subject, in the case of the third bullet point, to the procedures of the depository) if:

•
the depository notifies us that it is unwilling or unable to continue as a depository for the global securities or ceases to be a “clearing agency” registered under the Securities Exchange Act of 1934 and a successor depository is not appointed by us within 90 days of the notice;

•	an event of default under the instrument governing the securities has occurred and is continuing; or

•	we determine that the securities will no longer be represented by global securities.

PLAN OF DISTRIBUTION

We may sell our securities in any one or more of the following ways from time to time:  (1) through agents; (2) to or through underwriters; (3) through brokers or dealers; (4) directly by us to purchasers, including through a specific bidding, auction or other process; or (5) through a combination of any of these methods of sale.  The applicable prospectus supplement and/or other offering materials will contain the terms of the transaction, name or names of any underwriters, dealers, agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount.  Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time.  Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, of the securities so offered and sold.

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale.  Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters.  If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement and/or other offering material, the obligations of the underwriters are subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if they purchase any of them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities as principal.  The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.  Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in cross trades, in which the same broker or dealer acts as agent on both sides of the trade.  Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act of 1933, of the securities so offered and sold.

Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale thereof.

Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof.  The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement and/or other offering material.

We may also sell shares of our common stock through various arrangements involving mandatorily or optionally exchangeable securities, and this prospectus may be delivered in connection with those sales.

We may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions.  If the applicable prospectus supplement and/or other offering material indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement and/or other offering material, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into, exchangeable for or representing beneficial interests in securities covered by this prospectus, or the return of which is derived in whole or in part from the value of such securities.  The third parties may use securities received under derivative, sale or forward sale transactions or securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those transactions to close out any related open borrowings of stock.  The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment) and/or other offering material.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us.  Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both.  Compensation as to a particular underwriter, broker-dealer or agent will be in amounts to be negotiated in connection with transactions involving shares and might be in excess of customary commissions.  In effecting sales, broker-dealers engaged by us may arrange for other broker-dealers to participate in the resales.

Any securities offered other than common stock will be a new issue and, other than the common stock, which is listed on the Nasdaq National Market, will have no established trading market.  We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so.  No assurance can be given as to the liquidity of the trading market for any of the securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934.  Overallotment involves sales in excess of the offering size, which create a short position.  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.  Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.  Those activities may cause the price of the securities to be higher than it would otherwise be.  If commenced, the underwriters may discontinue any of the activities at any time.  An underwriter may carry out these transactions on a national securities exchange, in the over-the-counter market or otherwise.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement and/or other offering material for such securities.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  We also filed a registration statement on Form S-3, including exhibits, under the Securities Act of 1933 with respect to the securities offered by this prospectus.  This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits.  You may read and copy the registration statement and any other document that we file at the SEC’s public reference room at 100 F Street N.E., Washington D.C., 20549. You can call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.  You can also find our public filings with the SEC on the internet at a web site maintained by the SEC located at http://www.sec.gov.

We are “incorporating by reference” specified documents that we file with the SEC, which means:

•	incorporated documents are considered part of this prospectus;

•	we are disclosing important information to you by referring you to those documents; and

•	information we file with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the documents listed below:

•
our Annual Report on Form 10-K for the year ended December 31, 2008 (filed with the SEC on March 3, 2009 and as updated by our Current Report on Form 8-K filed with the SEC on December 9, 2009, as referred to below);

•	our Quarterly Report on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009;

•	our Current Reports on Form 8-K, dated February 9, 2009, February 10, 2009, May 12, 2009, May 13, 2009, and December 9, 2009; and

•	the description of our common stock contained in our Registration Statement on Form 10, dated March 14, 2003, and any amendment or report updating that description;

•	the description of our preferred share purchase rights contained in our Registration Statement on Form 8-A, dated February 3, 2005, and any amendment or report updating that description; and

•
any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (i) after the date of the registration statement on Form S-3 filed under the Securities Act of 1933 with respect to securities offered by this prospectus and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and before the end of the offering of the securities pursuant to this prospectus.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus.

You may request a copy of any of these filings, at no cost, by request directed to us at the following address or telephone number:

Hudson Highland Group, Inc.
560 Lexington Avenue, 5th Floor
New York, New York  10022
(212) 351-7300
Attention:  Corporate Secretary

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Foley & Lardner LLP.

EXPERTS

The consolidated financial statements as of and for the year ended December 31, 2008 incorporated in this prospectus by reference to our Current Report on Form 8-K dated December 9, 2009 and management’s assessment of the effectiveness of internal control over financial reporting, which is included in management’s report on internal control over financial reporting, incorporated in this prospectus by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, have been so incorporated by reference herein, in reliance upon the reports of KPMG LLP, independent registered public accounting firm, which are also incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

The consolidated financial statements as of and for the year ended December 31, 2007 and for the year ended December 31, 2006 incorporated in this prospectus by reference to our Current Report on Form 8-K dated December 9, 2009 and Schedule II – Valuation and Quality Accounts and Reserves for the fiscal years ended December 31, 2007 and 2006 incorporated in this prospectus by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, have been so incorporated in reliance on the reports of BDO Seidman, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

4,200,000

Shares of Common Stock

Prospectus Supplement March 30, 2010

Baird